Exhibit 24.1

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of SITE CENTERS CORP., an Ohio corporation (the “Corporation”), hereby constitutes and appoints David R. Lukes, Conor M. Fennerty and Aaron M. Kitlowski, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration of certain securities of the Corporation, including equity and debt securities of the Corporation, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 2nd day of June 2021.

/s/ David R. Lukes	/s/ Conor M. Fennerty
David R. Lukes President, Chief Executive Officer and Director (Principal Executive Officer)	Conor M. Fennerty Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Christa A. Vesy	/s/ Linda B. Abraham
Christa A. Vesy Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	Linda B. Abraham Director

/s/ Terrance R. Ahern	/s/ Jane E. Deflorio
Terrance R. Ahern Director	Jane E. Deflorio Director

/s/ Thomas Finne	/s/ Victor B. MacFarlane
Thomas Finne Director	Victor B. MacFarlane Director

/s/ Alexander Otto	/s/ Dawn M. Sweeney
Alexander Otto Director	Dawn M. Sweeney Director